As filed with the Securities and Exchange Commission on September 1, 2017

Registration No. 333-32579

Registration No. 333-66041

Registration No. 333-69869

Registration No. 333-102662

Registration No. 333-126228

Registration No. 333-126230

Registration No. 333-151066

Registration No. 333-196092

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-8 REGISTRATION STATEMENT NO. 333-32579

FORM S-8 REGISTRATION STATEMENT NO. 333-66041

FORM S-8 REGISTRATION STATEMENT NO. 333-69869

FORM S-8 REGISTRATION STATEMENT NO. 333-102662

FORM S-8 REGISTRATION STATEMENT NO. 333-126228

FORM S-8 REGISTRATION STATEMENT NO. 333-126230

FORM S-8 REGISTRATION STATEMENT NO. 333-151066

FORM S-8 REGISTRATION STATEMENT NO. 333-196092

UNDER THE SECURITIES ACT OF 1933

FELCOR LODGING TRUST INCORPORATED

(Rangers Sub I, LLC, as successor by merger to FelCor Lodging Trust Incorporated)

(Exact name of registrant as specified in its charter)

Maryland	75-2541756
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

FelCor Suite Hotels, Inc. 1994 Restricted Stock and Stock Option Plan

FelCor Suite Hotels, Inc. 1995 Restricted Stock and Stock Option Plan

FelCor Suite Hotels, Inc. 1998 Restricted Stock and Stock Option Plan.

FelCor Lodging Trust Incorporated Non-Qualified Deferred Compensation Plan.

FelCor Lodging Trust Incorporated 2001 Restricted Stock and Stock Option Plan.

FelCor Lodging Trust Incorporated 2005 Restricted Stock and Stock Option Plan

Felcor Lodging Trust Incorporated 2014 Equity Compensation Plan

(Full title of the plans)

c/o RLJ Lodging Trust

3 Bethesda Metro Center

Suite 1000

Bethesda, MD 20814

(301) 280-7777

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Ross H. Bierkan

President and Chief Executive Officer

RLJ Lodging Trust

3 Bethesda Metro Center

Suite 1000

Bethesda, Maryland 20814

(301) 280-7777

(Name, address, including zip code, and telephone number, including area code, of agent for service of process for

Rangers Sub I, LLC as successor by merger to FelCor Lodging Trust Incorporated)

Copy to:

David W. Bonser

Leslie B. Reese, III

Hogan Lovells US LLP

555 Thirteenth Street, NW

Washington, DC 20004

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”), deregisters all shares of FelCor Lodging Trust Incorporated’s (the “Registrant”) common stock, par value $0.01 per share (“Shares”), and any other securities remaining unissued under the following Registration Statements on Form S-8 (each, a “Registration Statement,” and collectively, the “Registration Statements”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”):

•                  Registration Statement on Form S-8 (No. 333-32579), which was filed with the Commission on July 31, 1997, pertaining to the registration of 1,950,000 Shares issuable under the Registrant’s 1994 Restricted Stock and Option Plan and 1995 Restricted Stock and Option Plan.

•                  Registration Statement on Form S-8 (No. 333-66041), which was filed with the Commission on October 23, 1998, pertaining to the registration of 1,000,000 Shares issuable under the Registrant’s 1998 Restricted Stock and Option Plan.

•                  Registration Statement on Form S-8 (No. 333-69869), which was filed with the Commission on December 30, 1998, pertaining to the registration of $10,000,000 in unsecured obligations of the Registrant to pay deferred compensation under the Registrant’s Non-Qualified Deferred Compensation Plan.

•                  Registration Statement on Form S-8 (No. 333-102662), which was filed with the Commission on January 23, 2003, pertaining to the registration of 750,000 Shares issuable under the Registrant’s 2001 Restricted Stock and Option Plan.

•                  Registration Statement on Form S-8 (No. 333-126228), which was filed with the Commission on June 29, 2005, pertaining to the registration of 1,000,000 Shares issuable under the Registrant’s 2005 Restricted Stock and Option Plan.

•                  Registration Statement on Form S-8 (No. 333-126230), which was filed with the Commission on June 29, 2005, pertaining to the registration of 1,000,000 Shares issuable under the Registrant’s 2005 Restricted Stock and Option Plan.

•                  Registration Statement on Form S-8 (No. 333-151066), which was filed with the Commission on May 21, 2008, pertaining to the registration of 1,800,000 Shares issuable under the Registrant’s 2005 Restricted Stock and Option Plan.

•                  Registration Statement on Form S-8 (No. 333-196092), which was filed with the Commission on May 20, 2014, pertaining to the registration of 6,100,000 Shares issuable under the Registrant’s 2014 Equity Compensation Plan.

Effective August 31, 2017, pursuant to the Agreement and Plan of Merger, dated as of dated April 23, 2017 (as amended or supplemented from time to time, the “Merger Agreement”), by and among the Registrant, RLJ Lodging Trust (“RLJ”), RLJ Lodging Trust, L.P., Rangers Sub I, LLC., a wholly owned subsidiary of RLJ (“REIT Merger Sub”), Rangers Sub II, LP and FelCor Lodging Limited Partnership, the Registrant merged with and into REIT Merger Sub, with REIT Merger Sub continuing as the surviving limited liability company and a subsidiary of RLJ.

As a result of the Merger, the Registrant has terminated any and all offerings of its securities pursuant to the Registration Statement. Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statements and, in accordance with an undertaking made by the Registrant in Part II of the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, removes from registration any and all securities of the Registrant registered but unsold under the Registration Statements as of the date hereof.

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SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 1st day of September, 2017.

RANGERS SUB I, LLC,
as successor by merger to FelCor Lodging Trust Incorporated

By:	/s/ Ross H. Bierkan
Name: Ross H. Bierkan
Title: President and Treasurer

Note: Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statements.

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